                             STOCKHOLDERS' AGREEMENT

                  Stockholders' Agreement, dated October 10, 1996, by and among TCI Turner Preferred, Inc., a Colorado corporation ("TCITP"), Liberty Broadcasting, Inc. ("LBI") and Communication Capital Corp. ("CCC" and, together with LBI and TCITP, the "TCITP Stockholders"), R.E. Turner, III ("Turner"), Turner Outdoor, Inc. ("TOI") and Turner Partners, L.P., a Georgia limited partnership ("TP" and, together with Turner, the "Turner Stockholders"), and TW Inc., a Delaware corporation, which promptly following the date hereof will change its name to Time Warner Inc. ("Holdco").

                  Each of the TCITP Stockholders and the Turner Stockholders is or may become a beneficial owner of shares of capital stock of Holdco. The Turner Stockholders, Holdco and the TCITP Stockholders desire to enter into the arrangements set forth in this Agreement regarding future dispositions of shares of Holdco capital stock which the Turner Stockholders or the TCITP Stockholders now or may in the future beneficially own.

                  Therefore, in consideration of the premises and the mutual benefits to be derived hereunder and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Definitions: The following terms in this Agreement shall have the respective meanings listed below:

                  Affiliate: With respect to any Person, any other Person which directly or indirectly Controls, is under common Control with or is Controlled by such first Person. The term "affiliated" (whether or not capitalized) shall have a correlative meaning. For purposes of this Agreement (i) the Turner Foundation, Inc. (the "Turner Foundation"), the R.E. Turner Charitable Remainder Unitrust No. 2 (the "Turner Unitrust") and any other Charitable Transferee or Qualified Trust



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                                                                               2

shall be deemed not to be Affiliates of any Turner Stockholder and (ii)(A) no TCITP Affiliate shall be deemed to be an Affiliate of any Turner Affiliate, or vice versa, and (B) no TCITP Affiliate or Turner Affiliate shall be deemed to be an Affiliate of any Holdco Affiliate, or vice versa.

                  Affiliated Group: With respect to any Stockholder, the group consisting of such Stockholder and all Controlled Affiliates of such Stockholder.

                  Agreement: This Agreement as the same may be amended from time to time in accordance with its terms.

                  Appraised Value:  As defined in Section 4.1 hereof.

                  The "beneficial owner" of any security means a direct or indirect beneficial owner of such security within the meaning of Rule 13d-3 under the Exchange Act, as in effect on and as interpreted by the Commission through the date of this Agreement, and the terms (whether or not capitalized) "beneficially own," "beneficially owned" and "owned beneficially" shall have correlative meanings; provided, however, that any Person who at any time beneficially owns any Option or Convertible Security shall also be deemed to beneficially own the Underlying Securities, whether or not such Option or Convertible Security then is or within 60 days will be exercisable, exchangeable or convertible.

                  Board of Directors:  The Board of Directors of Holdco.

                  Bona Fide Offer:  As defined in Section 3.1 hereof.



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                                                                               3

                  Broker Transactions: "Broker's transactions" within the meaning of paragraph (g) of Rule 144 of the General Rules and Regulations under the Securities Act.

                  Charitable Transfer: Any Disposition of Covered Securities by a Turner Stockholder to the Turner Foundation, any other Charitable Transferee, the Turner Unitrust or any other Qualified Trust that is not an Exempt Transfer pursuant to clause (vii) of the definition of Exempt Transfer; provided, however, that any such transferee shall, by a written instrument in form and substance reasonably satisfactory to TCITP, agree to be bound by the provisions of this Agreement with respect to the Covered Securities that are the subject of such Charitable Transfer to the same extent as the Turner Stockholder making such Disposition.

                  Charitable Transferee: Any charitable organization described in Section 501(c)(3) of the Code.

                  Code:  The Internal Revenue Code of 1986, as amended.

                  Commission: The Securities and Exchange Commission, or any other Federal agency at the time administering the Securities Act or the Exchange Act.

                  Common Stock: The common stock, par value $.01 per share, of Holdco or any other shares of capital stock of Holdco into which the Common Stock may be reclassified or changed.

                  Contract: Any agreement, contract, commitment, indenture, lease, license, instrument, note, bond or security.



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                                                                               4

                  Control: As to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person (whether through ownership of securities, partnership interests or other ownership interests, by contract, or otherwise). The terms "Controlled," "Controlling" and similar variations shall have correlative meanings.

                  Controlled Affiliate: When used with respect to a specified Person, means each Affiliate of such Person which is Controlled by such Person and which is not Controlled by or under common Control with any other Person (except one or more other Controlled Affiliates of such specified Person); provided, however, that for purposes of any provision of this Agreement which requires any Stockholder to cause one or more of its Controlled Affiliates to take or refrain from taking any action (including any action relating to the Disposition of any Covered Securities) or which otherwise purports to be applicable to any Covered Securities owned or held by one or more Controlled Affiliates of such Stockholder, no Affiliate of such Stockholder which otherwise would be a Controlled Affiliate of such Stockholder shall be deemed to be a Controlled Affiliate of such Stockholder unless such Stockholder possesses, directly or indirectly, the power to direct decisions regarding such action or the Disposition of such Covered Securities.

                  Convertible Securities: Evidences of indebtedness, shares of stock or other securities or obligations which are convertible into or exchangeable, with or without payment of additional consideration in cash or property, for any Holdco Shares, either immediately or upon the occurrence of a specified date or a specified event, the satisfaction of or failure to satisfy any condition or the happening or failure to happen of any other contingency.



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                                                                               5

                  Covered Securities: Any and all Holdco Shares, Convertible Securities and Options.

                  Current Market Price: As to any share of Common Stock at any date, the average of the daily closing prices for shares of the Common Stock for the 5 consecutive trading days ending on the trading day immediately before the day in question. The closing price for such shares for each day shall be the last reported sale price or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices, in either case on the principal United States securities exchange on which such shares are listed or admitted to trading, or if they are not listed or admitted to trading on any such exchange, the last reported sale price (or the average of the quoted closing bid and asked prices if no sale is reported) as reported on the Nasdaq Stock Market, or any comparable system, or if such shares are not quoted on the Nasdaq Stock Market, or any comparable system, the average of the closing bid and asked prices as furnished by any member of the National Association of Securities Dealers, Inc. selected by Holdco.

                  Defensive Provision: (i) any control share acquisition, interested stockholder, business combination or other similar antitakeover statute (including the Delaware Statute) applicable to Holdco, (ii) any provision of the Restated Certificate of Incorporation or Bylaws of Holdco (including Article V of such Restated Certificate of Incorporation), and (iii) any plan or agreement to which Holdco is a party, whether now or hereafter existing, which would constitute a "poison pill" or similar antitakeover device (including any Rights Plan).

                  Delaware Statute: Section 203 of the Delaware General Corporation Law or any successor statutory provision.



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                                                                               6

                  Disadvantageous Result: (i) The breach or violation of any Restriction applicable to any member of the Group of such Stockholder or its Affiliates, (ii) any member of the Group of such Stockholder or its Affiliates becoming subject to any Restriction to which it was not previously subject, or
(iii) the occurrence of any Rights Plan Triggering Event.

                  Disposition: When used with respect to any Covered Security, any sale, assignment, alienation, gift, exchange, conveyance, transfer, hypothecation or other disposition whatsoever, whether voluntary or involuntary and whether direct or indirect, of such Covered Security or of dispositive control over such Covered Security. "Disposition" shall not include (i) a transfer of voting control of a Covered Security to the extent required to avoid imposition of any prohibition, restriction, limitation or condition on or requirement under any Requirement of Law or Defensive Provision having any of the effects described in clauses (A) and (B) of the definition of Restriction herein, or (ii) delivery of a revocable proxy in the ordinary course of business. The term "dispose" (whether or not capitalized) shall mean to make a Disposition. Without limiting the generality of the foregoing:

                (i) any redemption, purchase or other acquisition in any manner (whether or not for any consideration) by Holdco of any Covered Securities shall be deemed to be a Disposition of such Covered Securities; and

               (ii) none of the conversion or exchange of a Convertible Security, the exercise of any Option or the failure to convert or exchange a Convertible Security or to exercise any Option prior to the expiration of the right of conversion, exchange or exercise shall be deemed to be a Disposition of such Convertible Security or such Option.



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

For purposes of this Agreement any Disposition of any Option or Convertible Security shall also constitute a Disposition of the Underlying Securities.

                  Effective Time: "Effective Time of the Merger", as defined in the Merger Agreement.

                  Encumbrance:  As defined in Section 3.1(f) hereof.

                  Exchange Act: The Securities Exchange Act of 1934, as amended, or any successor Federal statute, and the rules and regulations of the Commission promulgated thereunder, as from time to time in effect.

                  Exempt Transfer: Any Disposition that falls within any one of the following clauses: (i) An exchange or conversion of Covered Securities which occurs by operation of law in connection with a merger, consolidation of Holdco with or into another corporation, or a recapitalization, reclassification or similar event that has been duly authorized and approved by the required vote of the Board of Directors and the stockholders of Holdco pursuant to the Restated Certificate of Incorporation of Holdco and the law of the jurisdiction of incorporation of Holdco; (ii) any surrender by a Stockholder to Holdco of Covered Securities upon redemption by Holdco of such Covered Securities pursuant to any right or obligation under the express terms of such Covered Securities that is made on a proportionate basis from all holders of such Covered Securities and is not at the option of such Stockholder; (iii) any Permitted Pledge and any transfer of such pledged Covered Securities to the Pledgee upon default of the obligations secured by such pledge; (iv) any transfer solely from one member of the Affiliated Group of a Stockholder to another member of the Affiliated Group of a Stockholder; (v) any transfer by a Stockholder who is an



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
individual to (A) a spouse, (B) any other member of his immediate family (i.e., parents, children, including those adopted before the age of 18, grandchildren, brothers, sisters, and the spouses or children of the foregoing), (C) Qualified Trust or (D) a custodian under the Uniform Gifts to Minors Act or similar fiduciary for the exclusive benefit of his children during their lives; (vi) subject to Section 4, any transfer to the legal representatives of a Stockholder who is an individual upon his death or adjudication of incompetency or by any such legal representatives to any Person to whom such Stockholder could have transferred such Covered Securities pursuant to any clause of this definition;
(vii) a transfer by the Turner Stockholders of up to an aggregate of 12 million shares (less the product of (A) the number of shares of Class A Common Stock and Class B Common Stock of TBS that are the subject of a Disposition (as such term is defined in the TBS Shareholders' Agreement) effected by Turner that is contemplated by Section 3(a) of the TBS Shareholders' Agreement after September 22, 1995, and (B) the Common Conversion Number (as defined in the Merger Agreement)) of Common Stock (appropriately adjusted to take into account any stock split, reverse stock split, reclassification, recapitalization, conversion, reorganization, merger or other change in such Common Stock) to any Charitable Transferee if, in the written opinion of legal counsel reasonably acceptable to TCITP, requiring such Charitable Transferee to become a party to this Agreement would limit by a material amount the amount of the deduction for federal income tax purposes that would be available to the applicable Turner Stockholder in the absence of such requirement, and any subsequent transfer by any such Charitable Transferee of any such shares; (viii) any exchange, conversion or transfer of Covered Securities pursuant to Section 4.1 of the LMC Agreement; and (ix) any sale or transfer permitted by and made in accordance with Section 3 or 4 hereof; provided, however, that no Disposition pursuant to clause (iii), (iv), (v) or (vi) shall be an Exempt Transfer, unless each Person to whom any such Disposition is made, unless already a party to this Agreement and bound by such provisions or a Controlled Affiliate of a party to this Agreement who is bound by such provisions, shall by a written instrument become a party to this Agreement bound by all of the provisions hereof applicable to the Stockholder making such Disposition.

                  Exercise Notice: Either an Other Stockholder Exercise Notice or a Holdco Exercise Notice, as the context requires.

                  Fast-Track Offer Notice: As defined in Section 3.3(a) hereof.

                  Fast-Track Sale: Any sale of shares of Common Stock for the account of any Stockholder which meets all of the following requirements as of the date a Fast-Track Offer Notice is given with respect thereto pursuant to
Section 3.3:

                (i) such Stockholder has a bona fide intention to sell such shares of Common Stock within a period of 115 days after such date and such sale is not being undertaken as a result of any offer to buy, bid or request, invitation or solicitation to sell made by any Person (other than any such offer, bid, request, invitation or solicitation from a registered broker-dealer or investment banker not intended to circumvent the provisions of Section 3.1);

               (ii) the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act and is listed for trading on a national securities exchange registered under the Exchange Act or traded in the over-the-counter market and quoted in an automated quotation system of the National Association of Securities Dealers, Inc.;



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

                  (iii) such sale is to be effected through Broker Transactions or pursuant to a registration statement covering such shares in effect at the date of the Fast-Track Offer Notice; and

                  (iv) the following sum does not exceed $100 million:

                           (A) the aggregate Current Market Price of the shares of Common Stock to be sold (determined as of the date a Fast-Track Offer Notice with respect thereto is given pursuant to Section 3.3), plus

                           (B) the aggregate sale price of all shares of Common Stock sold pursuant to Section 3.3 by any member or former member of the same Group as such Stockholder during the 90 days immediately preceding the date of such Fast Track Offer Notice, plus

                           (C) without duplication, the aggregate Current Market Price, determined as of the date specified in subclause (A) of this clause (iv), of all shares of Common Stock as to which any Fast-Track Offer Notice is given by any other Stockholder who is a member of the same Group as such Stockholder within two business days before or two business days after such date.

                  Fast-Track Shares: As defined in Section 3.3(a) hereof.

                  Free to Sell Date: As defined in Section 3.1(j) hereof.







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

                  FTC: The Federal Trade Commission.

                  FTC Consent Decree: The Agreement Containing Consent Order (the "ACCO") dated as of August 14, 1996, as amended on September 4, 1996 among Old TW, TCI, TBS, LMC and the FTC which contemplates the issuance of an Order, together with such Order and the Interim Agreement attached as Exhibit I to the ACCO, in each case as the same may be amended from time to time hereafter.

                  Governmental Authority: Any nation or government, any state or other political subdivision thereof and any court, commission, agency or other body exercising executive, legislative, judicial or regulatory functions.

                  Group: Either the TCITP Stockholders considered collectively as a group or the Turner Stockholders considered collectively as a group, as the context requires.

                  Holdco: As defined in the opening paragraphs of this Agreement.

                  Holdco Affiliates:  Holdco and Affiliates of Holdco.

                  Holdco Elected Shares: In the case of any Offer Notice, any Subject Shares covered thereby as to which Holdco exercises its right of purchase pursuant to Section 3.1(e).

                  Holdco Exercise Notice:  As defined in Section 3.1(e).

                  Holdco Shares: Any and all shares of capital stock of Holdco of any class or series, whether now or hereafter authorized or existing.



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                                                                              12

                  Holdco Stockholders Agreement: Any stockholders' agreement between Holdco and any one or more of the Turner Stockholders in effect on the date hereof.

                  Initial Trigger: As of a given time, for either Stockholder, with respect to the Subject Shares covered by any Offer Notice or Tender Notice, the greatest number of such Subject Shares as may then be acquired by such Stockholder (or its Affiliates) without causing a Disadvantageous Result.

                  Involuntary Event:  As defined in Section 4.1 hereof.

                  Judgment: Any order, judgment, writ, decree, award or other determination, decision or ruling of any court, judge, justice or magistrate, any other Governmental Authority or any arbitrator.

                  LMC Agreement: The Second Amended and Restated LMC Agreement dated as of September 22, 1995, among Old TW, Holdco, LMC Parent and certain subsidiaries of LMC Parent.

                  LMC Parent: Liberty Media Corporation, a Delaware corporation.

                  Merger Agreement: The Amended and Restated Agreement and Plan of Merger dated as of September 22, 1995, among Old TW, Holdco, TW Acquisition Corp., a Georgia corporation, Time Warner Acquisition Corp., a Delaware corporation, and TBS, as amended by Amendment No. 1 thereto dated as of August 8, 1996.

                  Offer Notice:  As defined in Section 3.1(a) hereof.

                  Old TW: The Delaware corporation known on September 22, 1995 as Time Warner Inc.



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


                                                                              13

                  Old TW Rights Plan: The Rights Agreement dated as of January 20, 1994, between Old TW and Chemical Bank, as Rights Agent.

                  Options: Any options, warrants or other rights (except Convertible Securities), however denominated, to subscribe for, purchase or otherwise acquire any Holdco Shares or Convertible Securities, with or without payment of additional consideration in cash or property, either immediately or upon the occurrence of a specified date or a specified event or the satisfaction or failure to satisfy any condition or the happening or failure to happen of any other contingency.

                  Other Stockholder: With respect to a Turner Stockholder, the "Other Stockholder" shall be TCITP, and with respect to a TCITP Stockholder, the "Other Stockholder" shall be Turner.

                  Other Stockholder Elected Shares: As defined in Section 3.1(e) hereof.

                  Other Stockholder Exercise Notice: As defined in Section 3.1(e) hereof.

                  Other Stockholder Group: With respect to any Other Stockholder, the Group of which such Other Stockholder is a member.

                  Permitted Pledge: A bona fide pledge of Covered Securities by a Stockholder to a financial institution to secure borrowings permitted by applicable law; provided that such financial institution agrees in writing to be bound by the provisions of Sections 2, 3 and 4 of this Agreement to the same extent and with the same effect as such Stockholder and the



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                                                                              14

borrowings so secured are with full recourse against other assets of such Stockholder or other collateral.

                  Per-Share Offer Consideration: As defined in Section 3.1(a) hereof.

                  Person: Any individual, corporation, limited liability company, general or limited partnership, joint venture, association, joint stock company, trust, unincorporated business or organization, governmental authority or other legal entity or legal person, whether acting in an individual, fiduciary or other capacity. The term "Person" also includes any group of two or more Persons formed for any purpose.

                  Prospective Purchaser: As defined in Section 3.1 hereof.

                  Public Sale: Any sale to the public for the account of any Stockholder, (i) in Broker Transactions, (ii) otherwise pursuant to Rule 144 or
(iii) through a registered offering pursuant to an effective registration statement under the Securities Act which in any case meets both of the following requirements (to the extent applicable) as of the date an Offer Notice is given:

                  (A) such Stockholder has a bona fide intention to sell such shares of Common Stock as promptly as practicable after all applicable requirements of the Securities Act are satisfied, and such sale is not being undertaken as a result of any offer to buy, bid or request, invitation or solicitation to sell made by any Person (other than any such offer, bid, request, invitation or solicitation from a registered broker-dealer or investment banker not intended to circumvent the provisions of Section 3.1); and



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                                                                              15

                  (B) in the case of a registered offering, such shares either have been registered under the Securities Act or such Stockholder has the immediate right to require Holdco to register such shares under the Securities Act.

                  Purchase Price:  As defined in Section 3.1(a) hereof.

                  Purchase Right:  As defined in Section 3.1(c) hereof.

                  Purchased Shares: When used with reference to a Purchaser which is the Other Stockholder, the Other Stockholder Elected Shares, and when used with respect to a Purchaser which is a Holdco Affiliate, the Holdco Elected Shares.

                  Purchaser: The term "Purchaser" means TCITP, in the case of any purchase of TCITP Elected Shares pursuant to any Other Stockholder Exercise Notice, Turner, in the case of any purchase of Turner Elected Shares pursuant to any Other Stockholder Exercise Notice, and Holdco, in the case of any purchase of Holdco Elected Shares pursuant to any Holdco Exercise Notice.

                  Qualified Trust: Any trust described in Section 664 of the Code of which a Stockholder, members of his family or a Charitable Transferee (and no other persons) are income beneficiaries.

                  Related Party: As to any Person, any Affiliate of such Person and, if such Person is a natural person, such Person's parents, children, siblings and spouse, the parents and siblings of such Person's spouse and the spouses of such Person's children who become parties to this Agreement.



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                                                                              16

                  Requirement of Law: With respect to any Person, all federal, state and local laws, rules, regulations, Judgments, injunctions and orders of a court or other Governmental Authority or an arbitrator, applicable to or binding upon such Person, any of its property or any business conducted by it or to which such Person, any of its assets or any business conducted by it is subject.

                  Restriction: Any prohibition, restriction, limitation or condition on or requirement under any Defensive Provision or Requirement of Law, including the FTC Consent Decree, (A) that (i) limits the ability of any Stockholder to acquire additional Holdco Shares or hold or dispose of any Holdco Shares or to participate in any material right or benefit otherwise available or to be distributed to security holders of the same class as the Holdco Shares, generally, or requires such Stockholder to Dispose of any Holdco Shares, (ii) reduces or otherwise limits the ability to exercise the voting or other rights of all or a portion of the Holdco Shares beneficially owned by such Stockholder below that applicable to Holdco Shares generally, or (iii) limits the ability of any Stockholder to consummate any merger, consolidation, business combination or other transaction with, Holdco or any of its subsidiaries or other Affiliates or substantially increases the cost of consummation or (B) under which the acquisition or ownership of additional Holdco Shares (i) would result in a material violation of applicable law, (ii) would require the discontinuance of any material business or activity or the divestiture of any material portion of any business or property, or (iii) would make the continuation of any such business or activity or the ownership of such property illegal or subject to material damages or penalties.

                  Rights: The rights issued to the holders of record of the Common Stock pursuant to any Rights Plan, having the rights



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                                                                              17

and privileges, and subject to the terms and conditions, set forth in such Rights Plan, and any other security or right which may be issued or granted in exchange or substitution therefor or in replacement or upon exercise thereof.

                  Rights Plan: Any stockholder rights plan or other form of "poison pill" adopted by Holdco and in effect at any time during the term of this Agreement, as amended or modified from time to time.

                  Rights Plan Trigger: As of a given time, for either Stockholder, with respect to the Subject Shares covered by any Offer Notice or Tender Notice, the greatest number of such Subject Shares as may then be acquired by such Stockholder (or its Affiliates) without causing a Rights Plan Triggering Event; provided, however, that if at such time there shall be no Rights Plan in effect, the Rights Plan Trigger shall be equal to the total number of Subject Shares covered by such Offer Notice or Tender Notice.

                  Rights Plan Triggering Event: Any event under any Rights Plan analogous (in terms of its effects under such Rights Plan) to one of the following events under the Old TW Rights Plan:

                  (i) any member of either Group becoming an "Acquiring Person" within the meaning of the Old TW Rights Plan or

                  (ii) the Rights becoming transferable separately from shares of the Common Stock;

in any such case, in the event of a dispute, as determined in accordance with Section 3.1(d).



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                                                                              18

                  Sale Agreement:  As defined in Section 3.1(f) hereof.

                  Securities Act: The Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder, as from time to time in effect.

                  Selling Stockholder:  As defined in Section 3.1 hereof.

                  Stockholder: Any TCITP Stockholder or Turner Stockholder.

                  Subject Shares:  As defined in Section 3.1 hereof.

                  TBS:  Turner Broadcasting System, Inc.

                  TBS Shareholders' Agreement: The Shareholders' Agreement dated as of June 3, 1987, among TBS, Turner and the Original Investors named therein.

                  TCITP: As defined in the opening paragraphs of this Agreement.

                  TCITP Affiliates:  TCITP and the Affiliates of TCITP.

                  TCITP Stockholders: TCITP and all Controlled Affiliates of TCITP, in each case so long as such Person is or is required to be a party to this Agreement or is the beneficial owner of any TCITP Holdco Shares.

                  TCITP Holdco Shares: Any and all Covered Securities of which any TCITP Stockholder becomes the direct or indirect beneficial owner at the Effective Time or thereafter.



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                                                                              19

                  Tendering Stockholder: As defined in Section 3.4(a) hereof.

                  Tender Notice:  As defined in Section 3.4(a) hereof.

                  Tender Shares:  As defined in Section 3.4(a) hereof.

                  TOI: As defined in the opening paragraphs of this Agreement.

                  TP: As defined in the opening paragraphs of this Agreement.

                  Turner: As defined in the opening paragraphs of this Agreement.

                  Turner Affiliates: The Turner Stockholders and the Affiliates of the Turner Stockholders.

                  Turner Stockholders: Turner and all Affiliates of Turner, in each case so long as such Person is the beneficial owner of any Covered Securities, the Turner Foundation, the Turner Unitrust or any other Charitable Transferee if such entity is required to become a party to this Agreement as a result of a Charitable Transfer (provided, however, that any such entity shall be deemed a Turner Stockholder only with respect to Turner Holdco Shares acquired by such entity in a Charitable Transfer) and any Turner Related Party who is required to become a party to this Agreement pursuant to the terms hereof.

                  Turner Holdco Shares: Any and all Covered Securities of which any Turner Stockholder becomes the direct or indirect beneficial owner at the Effective Time or thereafter; provided, however, that Covered Securities beneficially owned by the Turner



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                                                                              20

Foundation or the Turner Unitrust immediately after the Effective Time shall not be Turner Holdco Shares.

                  Underlying Securities: When used with reference to any Option or Convertible Security as of any time, the Covered Securities issuable or deliverable upon exercise, exchange or conversion of such Option or Convertible Security (whether or not such Option or Convertible Security is then exercisable, exchangeable or convertible). In the case of an Option to acquire a Convertible Security, the Underlying Securities of such Option shall include the Underlying Securities of such Convertible Security.

                  2. Restrictions on Dispositions of Covered Securities. No Turner Stockholder shall Dispose of any Turner Holdco Shares, except in an Exempt Transfer or a Charitable Transfer. No TCITP Stockholder shall Dispose of any TCITP Holdco Shares, except in an Exempt Transfer. Any purported Disposition of Covered Securities in violation of this Agreement shall be null and void and of no force or effect, and, if Holdco has actual knowledge of such violation, Holdco shall (and shall direct each registrar and transfer agent, if any, for the Covered Securities to) refuse to register or record any such purported Disposition on its transfer and registration books and records or to otherwise recognize such purported Disposition. Subject to Section 4, if any Involuntary Event affecting any Stockholder shall occur, such Stockholder's legal representatives, heirs, successors or transferees, as the case may be, and all Covered Securities beneficially owned by them shall be bound by all the terms and provisions of this Agreement. The Turner Stockholders shall, and shall cause each Related Party of Turner to, comply with the provisions of this Agreement intended to be applicable to the Turner Stockholders or any Turner Holdco Shares. The TCITP Stockholders shall, and shall cause each Related Party of



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                                                                              21

each TCITP Stockholder to, comply with the provisions of this Agreement intended to be applicable to the TCITP Stockholders or any TCITP Holdco Shares.

                  3.       Right of First Refusal:

                  3.1 If any Stockholder (the "Selling Stockholder") desires to accept an offer (other than with respect to a Public Sale or a Fast-Track Sale, consistent with the definitions thereof, or a tender or exchange offer to which
Section 3.4 is applicable) (a "Bona Fide Offer") from a Person which is not a Related Party of such Selling Stockholder (the "Prospective Purchaser") to purchase any or all of the Covered Securities beneficially owned by such Selling Stockholder (the "Subject Shares"), such Selling Stockholder shall, in accordance with the following procedures, terms and conditions, first offer to sell the Subject Shares to the Other Stockholder for consideration (subject to subsections (g) and (h) of this Section 3.1) and on terms no more favorable to the Selling Stockholder than those which would apply if the Selling Stockholder accepted the Bona Fide Offer:

                           (a)      The Selling Stockholder shall deliver to the
Other Stockholder a written notice (the "Offer Notice", which term shall include any Offer Notice delivered pursuant to Section 3.2(a)) which shall (i) state the number of shares or other appropriate unit of Covered Securities of each class, series or other type that comprise the Subject Shares; (ii) identify the Prospective Purchaser; and (iii) state the aggregate purchase price to be paid by the Prospective Purchaser for the Subject Shares (the "Purchase Price") and the kind and amount of consideration proposed to be paid or delivered by the Prospective Purchaser for the Subject Shares of each class, series or other type and the amount thereof allocable to each

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                                                                              22

share or other appropriate unit of the Subject Shares of that class, series or other type (the "Per-Share Offer Consideration" for the Covered Securities of that class, series or other type), the timing and manner of the payment or other delivery thereof and any other material terms of such Bona Fide Offer. The Selling Stockholder shall deliver a copy of the Offer Notice to Holdco at the same time it is delivered to the Other Stockholder.

                           (b)      The Offer Notice shall be accompanied by a
true and complete copy of the Bona Fide Offer.

                           (c)      If an Offer Notice is given by a Selling
Stockholder, the Other Stockholder shall have the right (the "Purchase Right"), exercisable in the manner hereinafter provided, to require the Selling Stockholder to sell to the Other Stockholder the number or other amount of the Subject Shares determined in accordance with this Section 3.1(c). If there is no Defensive Provision or Requirement of Law in effect at the time any Offer Notice is given that imposes any Restriction on the Other Stockholder (or that would impose a Restriction if the Other Stockholder were to exercise the Purchase Right as to all the Subject Shares), the Other Stockholder may exercise the Purchase Right only as to all, but not less than all of the Subject Shares. If there are one or more Defensive Provisions or Requirements of Law in effect at the time such Offer Notice is given that impose any Restriction on the Other Stockholder (or that would impose such a Restriction if the Other Stockholder were to exercise the Purchase Right as to all the Subject Shares), the Other Stockholder may exercise the Purchase Right only as to a number of Subject Shares that is greater than or equal to the Initial Trigger relating to the Other Stockholder at such time and less than or equal to the Rights Plan Trigger relating to the Other Stockholder at such time. For purposes of

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                                                                              23

this Section 3.1(c), the Initial Trigger and the Rights Plan Trigger will be determined as provided in Section 3.1(d).

                           (d)     Commencing not later than the second business
day after an Offer Notice is given if there are one or more Defensive Provisions in effect at such time, the Selling Stockholder and the Other Stockholder shall consult with each other and Holdco in an effort to agree with respect to the Initial Trigger and the Rights Plan Trigger, and upon request Holdco will provide the Stockholders with information relating thereto pursuant to Section
3.5. If agreement is not reached by the Selling Stockholder and the Other Stockholder on or prior to the fifth business day after the Offer Notice was given, then, within two business days after such fifth business day, the Selling Stockholder and the Other Stockholder shall jointly designate an independent law firm of recognized national standing, which firm will be directed to submit a written report regarding its conclusions as to the Initial Trigger and the Rights Plan Trigger within 5 business days (which report shall include, if requested, such law firm's conclusion as to whether any specified event under a Rights Plan constitutes a Rights Plan Triggering Event). The number of Subject Shares as to which the Other Stockholder may exercise the Purchase Right shall be determined as follows:

                         (i) upon such law firm rendering a written report
                  within such 5 business day period as to the Initial Trigger and the Rights Plan Trigger, if the Other Stockholder elects to exercise its Purchase Right, the Other Stockholder may exercise such Purchase Right only as to a number of Subject Shares equal to or greater than the Initial Trigger and less than or equal to the Rights Plan Trigger, as such amounts shall be specified in such report; and

                        (ii) if such law firm does not render a written report
                  as to the Initial Trigger and the Rights Plan Trigger within such 5 business day period, if the Other Stockholder elects to exercise its Purchase Right, the Other Stockholder may exercise such Purchase Right only as to a number of Subject Shares equal to or greater than the Initial Trigger and less than or equal to the Rights Plan Trigger, as determined by such Other Stockholder.

If any law firm is so retained, Holdco, the Other Stockholder and the Selling Stockholder shall provide such law firm with such information as may be reasonably requested in connection with the preparation of such report and shall otherwise cooperate with each other and such law firm with the goal of allowing such law firm to render such report as promptly as reasonably practicable. Each of Holdco, the Other Stockholder and the Selling Stockholder shall be responsible for the payment of one-third of the fees and disbursements of such law firm, except that if, at the time such law firm is retained, Holdco waives its right to purchase any Subject Shares covered by the current Offer Notice, Holdco shall not be responsible for any such fees and disbursements, which shall in such case be borne equally by the Selling Stockholder and the Other Stockholder. If the Selling Stockholder and the Other Stockholder are unable to agree upon the selection of an independent law firm within the two business day period provided for in this Section 3.1(d), either such Stockholder may apply to the American Arbitration Association (or another nationally-recognized organization that provides alternative dispute resolution services) to appoint an independent law firm to prepare and submit the report provided for in this
Section 3.1(d), and any law firm so appointed shall constitute the law firm contemplated by this Section 3.1(d). Anything contained herein to the contrary notwithstanding, no determination relating to the Initial Trigger, the Rights Plan Trigger or any Rights Plan Triggering Event pursuant to this Section 3.1(d) shall be binding upon Holdco in the absence of a written instrument signed by Holdco agreeing to such determination (it being understood that Holdco has no obligation to provide the Stockholders with any such written instrument).

                           (e)      If the Other Stockholder desires to exercise
the Purchase Right with respect to any Subject Shares covered by any Offer Notice, it shall do so by a written notice (an "Other Stockholder Exercise Notice") delivered to the Selling Stockholder by the Other Stockholder prior to 5:00 P.M., New York City time, on the eighth business day following the receipt of an Offer Notice or, if there is any dispute as to the Initial Trigger or the Rights Plan Trigger, within 3 business days after the resolution of such dispute. The Other Stockholder Exercise Notice shall state the aggregate number or other appropriate amount of each class, series or other type of the Subject Shares to be purchased (the "Other Stockholder Elected Shares"). A copy of the Other Stockholder Exercise Notice shall be sent to Holdco at the same time it is given to the Selling Stockholder. If an Other Stockholder Exercise Notice is given within such period but, in accordance with Sections 3.1(c) and 3.1(d), such Other Stockholder Exercise Notice specifies that only a portion of the Subject Shares are elected to be purchased (a "Partial Exercise Notice), then the Selling Stockholder shall have the right, exercisable by written notice to each of the Other Stockholder and Holdco given within five business days after the Partial Exercise Notice was given, to terminate the Offer Notice and abandon the proposed sale pursuant to the Bona Fide Offer, in which case the provisions of this Section 3.1 shall be reinstated with respect to any and all proposed future Dispositions of the same or any Subject Shares pursuant to any subsequent Bona Fide Offer by the same or any other Prospective Purchaser. If no

Other Stockholder Exercise Notice is delivered within the applicable number of business days, or if an Other Stockholder Exercise Notice is delivered but the number of Other Stockholder Elected Shares is less than the number of Covered Securities that are the subject of such Offer Notice and the Selling Stockholder does not exercise its right to terminate the Offer Notice and abandon the proposed sale pursuant to the preceding sentence, Holdco shall have the right, exercisable by a written notice (a "Holdco Exercise Notice") given to the Selling Stockholder by Holdco prior to 5:00 P.M., New York City time, on the second business day following the expiration of such period of 8 or 3 business days, as the case may be, to elect to purchase all, but not less than all of the Subject Shares which are not Other Stockholder Elected Shares, in accordance with the procedures, terms and conditions set forth below in this Section 3.1 and for a consideration (subject to subsections (g) and (h) of this Section 3.1) and on terms no more favorable to the Selling Stockholder than those which would apply if the Selling Stockholder accepted the Bona Fide Offer with respect to the Holdco Elected Shares. A copy of the Holdco Exercise Notice shall be sent to the Other Stockholder at the same time it is given to the Selling Stockholder. The Selling Stockholder shall have the right to condition the closing of the sale of the Other Stockholder Elected Shares to the Other Stockholder upon the closing of the sale of any Holdco Elected Shares and the closing of the sale of any Holdco Elected Shares on the closing of the sale of the Other Stockholder Elected Shares.

                           (f)      If an Exercise Notice is given in accordance
with Section 3.1(e), within 5 business days thereafter the Purchaser and the Selling Stockholder shall enter into a binding agreement (the "Sale Agreement") for the sale of the Purchased Shares to the Purchaser, which agreement shall contain such representations, warranties, covenants and conditions no less favorable to the Selling Stockholder than the terms contemplated by the Bona Fide Offer, except with respect to the kind and number or other amount of Subject Shares to be purchased and the aggregate purchase price payable in the event that the Purchased Shares constitute fewer than all the Subject Shares. The Sale Agreement shall provide for the closing of the purchase and sale of the Purchased Shares to be held at the offices of the Selling Stockholder at 11:00 a.m. local time on the 60th day after the Offer Notice was given (subject to extension in accordance with Sections 3.1(i) and 5.1) or at such other place or on such earlier date as the parties to the Sale Agreement may agree. At such closing, the Purchaser shall (subject to subsections (e), (g) and (h) of this Section 3.1) purchase the Purchased Shares for cash by wire transfer of immediately available funds in an account at a bank designated by the Selling Stockholder, such designation to be made no less than three days prior to closing. At the closing, the Selling Stockholder shall deliver the certificates and other evidences of the Purchased Shares to the Purchaser, against payment in full for the Purchased Shares, free and clear of any pledge, claim, lien, option, restriction, charge, shareholders' agreement, voting trust or other encumbrance of any nature whatsoever to which the Purchased Shares are subject in the hands of the Selling Stockholder other than restrictions on transfer arising under federal and state securities laws and claims, restrictions, options and encumbrances arising under this Agreement (an "Encumbrance"). Without limiting the generality of the immediately preceding sentence, if such Purchased Shares are Other Stockholder Elected Shares and if the Other Stockholder is TCITP, such Purchased Shares shall be free and clear of all Encumbrances existing or arising under any Holdco Stockholders Agreement, and Holdco shall release all such Encumbrances upon the closing of the purchase and sale of such Purchased Shares pursuant hereto. The certificates evidencing the Purchased Shares will be in proper form for transfer, with appropriate stock powers executed in blank attached and documentary or transfer tax stamps affixed. The Selling Stockholder shall execute such other documents as shall be necessary to effectuate the sale of the Purchased Shares and such additional documents as may be contemplated by the Bona Fide Offer or as may reasonably be requested by any purchaser. The Other Stockholder may assign any or all of its rights, and delegate any or all of its obligations, under any Sale Agreement to which it is a party with respect to the purchase and sale of any or all of the Other Stockholder Elected Shares to any Controlled Affiliate of the Other Stockholder, provided that no such assignment or delegation shall release the Other Stockholder from its obligations thereunder without the written consent of the Selling Stockholder. Holdco may assign any or all of its rights, and delegate any or all of its obligations, under any Sale Agreement to which it is a party or otherwise with respect to the purchase and sale of any or all of the Holdco Elected Shares to any Controlled Affiliate of Holdco, provided that no such assignment or delegation shall release Holdco from its obligations thereunder without the written consent of the Selling Stockholder.

                           (g)      Subject to Section 3.1(h), if the Bona Fide
Offer contemplated that the Purchase Price for the Subject Shares proposed to be Disposed of by the Selling Stockholder would be paid, in whole or in part, other than in cash, then the Purchaser shall pay for its Purchased Shares in cash in lieu of such other consideration in an amount equal to the fair market value of such other consideration as agreed by the Selling Stockholder and the Other Stockholder. In the event of any disagreement between the Other Stockholder and the Selling Stockholder as to the fair market value of any noncash consideration payable to the Selling Stockholder, then at the request of either such party given within 5 business days following the delivery of the Offer Notice such determination shall be conclusively made by a panel of appraisers, one of whom shall be selected by the Other Stockholder, the second of whom shall be selected by the Selling Stockholder and the third of whom shall be selected by the first two appraisers. The Other Stockholder and the Selling Stockholder shall each designate their appraiser within 3 business days after receipt of any request for appraisal, and such appraisers shall designate the third appraiser within 3 business days thereafter. Each appraiser shall submit its determination of the fair market value of such noncash consideration to the Other Stockholder, Holdco and the Selling Stockholder within 5 business days after the panel is empaneled and such fair market value shall be the average of the two closest valuations (or the middle valuation, if the highest and lowest valuation differ from the middle valuation by an equal amount). Each appraiser appointed shall be a nationally recognized investment banking, appraisal or accounting firm which is not directly or indirectly a Related Party of any party to this Agreement or any Prospective Purchaser and which has no interest (other than the receipt of customary fees) in the event giving rise to the need for the appraisal. Each of the Other Stockholder and the Selling Stockholder shall be responsible for the payment of one-half of the costs of such appraisal.

                           (h)      If the Bona Fide Offer contemplated that any
part of the Purchase Price for any Subject Shares would be paid in debt securities, each purchaser of any of such Subject Shares may, in its discretion, elect to pay the equivalent portion of its allocable share of the Purchase Price for the Purchased Shares through the issuance of debt securities with substantially similar terms in an amount the fair market value of which is equal to the fair market value of the equivalent portion of the debt securities specified in the Bona Fide Offer, in each case as agreed by such purchaser and the Selling Stockholder or, failing such agreement, as determined in accordance with the appraisal procedures specified in Section 3.1(g), taking into consideration relevant credit factors relating to the Prospective Purchaser and such purchaser and the marketability and liquidity of such debt securities.

                           (i)      All time periods specified in subsection (e)
or (f) of this Section 3.1 shall be extended for a number of days equal to the number of days in the period from the date the request for appraisal is made pursuant to subsection (g) or (h) of this Section 3.1 or Section 4 (as the case may be) through and including the date of submission of the last to be submitted of the required appraisals. Each of the Other Stockholder, the Selling Stockholder and Holdco shall be responsible for the payment of one-third of the costs of each appraisal pursuant to subsection (h) of this Section 3.1 (including the fees of all appraisers appointed in accordance with subsection
(h) of this Section 3.1), except that, if, at the time such appraisal is requested, Holdco waives its right to purchase any Subject Shares covered by the current Offer Notice, Holdco shall not be responsible for any such fees and disbursements, which shall in such case be borne equally by the Selling Stockholder and the Other Stockholder.

                           (j)      The Selling Stockholder shall have the right
to sell Subject Shares to the Prospective Purchaser only in the following circumstances:

                (i) If neither an Other Stockholder Exercise Notice nor a Holdco Exercise Notice is given in accordance with Section 3.1(e) within the applicable time period specified therein (as such period may be extended pursuant to subsection (i) of this Section 3.1), the Selling Stockholder shall have the right (within the period specified below in this subsection) to sell all but not less than all of the Subject Shares to the Prospective Purchaser, and in such case the "Free to Sell Date" shall be the business day following the expiration of the last to expire of all time periods provided for in Section 3.1(e).

               (ii) If an Other Stockholder Exercise Notice is given but the number of Other Stockholder Elected Shares is less than the number of Covered Securities that are subject to the relevant Offer Notice, and if no Holdco Exercise Notice is given in accordance with Section 3.1(e) within the applicable time period specified therein (as such period may be extended pursuant to subsection (i) of this Section 3.1), then the Selling Stockholder shall have the right (within the period specified below in this subsection) to sell all, but not less than all of the Subject Shares which are not Other Stockholder Elected Shares to the Prospective Purchaser, and in such case the "Free to Sell Date" shall be the earlier of the fifth business day following the date the Other Stockholder Exercise Notice was given and the date that Holdco notifies the Selling Stockholder that it has determined not to purchase any such Subject Shares.

              (iii) If an Other Stockholder Exercise Notice is given but a Sale Agreement for the Other Stockholder Elected Shares is not executed by the Purchaser and tendered to the Selling Stockholder for execution within the 5 business day period specified in the first sentence of
         Section 3.1(f) (as such period may be extended pursuant to subsection
         (i) of this Section 3.1), then the Selling Stockholder shall have the right (within the period specified below in this subsection) to sell all, but not less than all of the Subject Shares to the Prospective Purchaser, and in such case the "Free to



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

         Sell Date" shall be the business day after expiration of such 5 business day period.

               (iv) If a Holdco Exercise Notice is given but a Sale Agreement for the Holdco Elected Shares is not executed by the Purchaser and tendered to the Selling Stockholder for execution within the 5 business day period specified in the first sentence of Section 3.1(f) (as such period may be extended pursuant to subsection (i) of this Section 3.1), then the Selling Stockholder shall have the right (within the period specified below in this subsection) to sell all, but not less than all of the Holdco Elected Shares to the Prospective Purchaser, and in such case the "Free to Sell Date" shall be the business day after the expiration of such 5 business day period.

                (v) If a Sale Agreement for either Other Stockholder Elected Shares or Holdco Elected Shares is executed by the Purchaser and the Selling Stockholder, but the closing of the purchase and sale thereunder shall not occur by the latest date for such closing determined in accordance with Sections 3.1(f), 3.1(i) and 5.1 for any reason other than a breach or violation by the Selling Stockholder of any of such Selling Stockholder's representations, warranties, covenants or agreements that are a condition to such closing, then the Selling Stockholder shall have the right (within the period specified below in this subsection) to sell all, but not less than all of such Other Stockholder Elected Shares or the Holdco Elected Shares covered by such Sale Agreement to the Prospective Purchaser, and in such case the "Free to Sell Date" shall be the business day after such latest date for such closing as so determined.

               (vi) If between the date an Other Stockholder Election Notice is given with respect to any Other Stockholder Elected Shares and the closing of the purchase and sale of such Other Stockholder Elected Shares, there shall be any amendment or modification adverse to the Other Stockholder of any Defensive Provision in effect on the date the Other Stockholder Election Notice was given, adoption of any other Defensive Provision adverse to the Other Stockholder, waiver adverse to the Other Stockholder of any term or provision of or exercise adverse to the Other Stockholder of any other discretionary right or power under any Defensive Provision (whether then or thereafter in effect), any reorganization, transfer of assets, consolidation, merger, share exchange, dissolution, issue or sale of securities or any other action or event which in the opinion of the Other Stockholder would, if such purchase and sale were consummated, have a Disadvantageous Result, then notwithstanding any other provision of this Agreement or any provision of any Sale Agreement to which any member of the Other Stockholder Group may be a party and without any liability or obligation to the Selling Stockholder, Holdco, any other party to this Agreement or any Prospective Purchaser, the Other Stockholder may, by written notice given to the Selling Stockholder and Holdco within five business days after the Other Stockholder acquires actual knowledge of such action or event, rescind the Other Stockholder Election Notice and any Sale Agreement to which any member of the Other Stockholder Group may be a party and abandon the purchase and sale of the Other Stockholder Elected Shares pursuant thereto. In such event, the Selling Stockholder shall have the right to sell all or any portion of the Subject Shares to the Prospective Purchaser and the "Free to Sell Date" shall be the business day following receipt by the Selling Stockholder of such written notice of abandonment.

Any sale of Subject Shares to the Prospective Purchaser permitted by this Section shall be for the Purchase Price (or a greater price), payable in the manner specified in the Bona Fide Offer, and otherwise on terms and conditions no more favorable to the Prospective Purchaser than those contained in the Bona Fide Offer; provided, however, that if such Subject Shares constitute fewer than all the Subject Shares, the purchase price therefor shall be equal to or greater than the portion of the Purchase Price allocable to such Subject Shares (determined by multiplying each share or other appropriate unit of such Subject Shares of each class, series or other type by the Per-Share Offer Consideration for the Subject Shares of that class, series or other type). In the event that
(i) the Prospective Purchaser has not entered into a binding agreement with the Selling Stockholder for the purchase of such Subject Shares within the 30-day period following the Free to Sell Date or (ii) the Prospective Purchaser has not purchased such Subject Shares within the time period which would be applicable to a purchase thereof by a Purchaser under the second sentence of Section 3.1(f) as if calculated from the Free to Sell Date (except that the 60-day period referred to therein shall be construed as a 120-day period for this purpose), then, in either such case, the Selling Stockholder's right to sell Subject Shares to the Prospective Purchaser pursuant to this Section 3.1(j) shall expire and the provisions of this Section 3.1 shall be reinstated with respect to any and all proposed future Dispositions of the same or any other Subject Shares pursuant to any subsequent Bona Fide Offer by the same or any other Prospective Purchaser.

                  3.2      Public Sales.

                           (a)      If any Stockholder at any time intends to
effect a Public Sale of Covered Securities (other than a Fast-Track Sale), such Stockholder may deliver to the Other

Stockholder an Offer Notice pursuant to Section 3.1 offering to sell such Covered Securities to the Other Stockholder at a price equal to the aggregate Current Market Price thereof on the date on which such Offer Notice is given. A copy of such Offer Notice shall be sent to Holdco at the same time it is given to the Other Stockholder. If any such Offer Notice with respect to any Covered Securities is given, the Stockholder giving the Offer Notice shall have all rights and obligations of a "Selling Stockholder" under Section 3.1 and each of the Other Stockholder and Holdco shall have all of their respective rights and obligations provided for in Section 3.1, in each case with the same effect as if such Covered Securities were "Subject Shares" proposed to be sold by the Selling Stockholder to a Prospective Purchaser for "Per-Share Offer Consideration" consisting of cash in an amount equal to the Current Market Price of the Covered Securities on the date such Offer Notice is given and for a "Purchase Price" equal to the total Current Market Price on such date of all such Subject Shares, and as if the other terms of the Public Sale were the terms of the "Bona Fide Offer" made by such assumed Prospective Purchaser, except that subsections (g),
(h) and (i) of Section 3.1 shall not apply and the provisions of subsection (j) of Section 3.1 shall apply only as modified by subsection (b) of this Section 3.2.

                           (b)      Subject Shares covered by any Offer Notice
given pursuant to this Section 3.2 may be sold (after full compliance with this Section 3.2 and the applicable provisions of Section 3.1) by the Selling Stockholder at any available price in a Public Sale of the type described in such Offer Notice, provided that such sale or sales are completed within the period of 120 days after the applicable Free to Sell Date; provided, however, that if the issuer of any Covered Securities exercises any right to delay the filing or effectiveness of a registration statement relating to such Covered Securities or to suspend sales under such registration statement, then the period shall be extended by the number of days in any such delay or suspension period. If any Subject Shares covered by such Offer Notice which such Selling Stockholder becomes obligated under this Section 3.2 to sell to one or more purchasers or their permitted assignees are not, for any reason, sold to such Persons within any applicable period determined pursuant to Section 3.1, or if any such Subject Shares which such Selling Stockholder is entitled, pursuant to the first sentence of this
Section 3.2(b), to sell in the Public Sale are not so sold within the period provided in such sentence, then in each case the right of such Selling Stockholder to sell such unsold Subject Shares shall terminate and such Subject Shares shall thereafter continue to be subject to the restriction on Dispositions of Covered Securities contained in Section 2.

                  3.3      Fast-Track Sales.

                           (a)  Any Stockholder who proposes to make a
Fast-Track Sale may deliver to each of the Other Stockholder and Holdco a written notice (the "Fast-Track Offer Notice") to such effect which states the number of shares of Common Stock proposed to be sold (the "Fast-Track Shares"). The delivery of any such notice shall constitute the offer by such Stockholder to sell to the Other Stockholder, Holdco or both all or such portion of the Fast-Track Shares as it or they may have the right to purchase in accordance with this Section 3.3 at a price payable in cash equal to the aggregate Current Market Price thereof on the date on which such Fast-Track Offer Notice is given.

                           (b)  The Other Stockholder shall have the right to
elect to purchase (or to designate any one or more of the members of the Other Stockholder Group as purchasers of) all or any number of the Fast-Track Shares. The Other Stockholder and

Holdco shall consult with each other in an effort to resolve any questions as to the Initial Trigger and the Rights Plan Trigger; provided, that if the Other Stockholder and Holdco cannot resolve such issue, then the Other Stockholder shall have the right to purchase only the number of Fast-Track Shares that Holdco shall specify. Anything contained herein to the contrary notwithstanding, no determination relating to the Initial Trigger or the Rights Plan Trigger pursuant to this Section 3.3(b) shall be binding upon Holdco in the absence of a written instrument signed by Holdco agreeing to such determination (it being understood that Holdco has no obligation to provide the Other Stockholder with any such written instrument). If the Other Stockholder desires to exercise its purchase right under this Section 3.3, it shall do so by a written notice specifying the number of the Fast-Track Shares to be purchased and identifying the purchasers thereof, given to the Stockholder who gave the Fast-Track Offer Notice prior to 5:00 P.M., New York City time, on the third business day following the receipt by the Other Stockholder of the Fast-Track Offer Notice (provided that any Fast-Track Offer Notice received on a day that is not a business day or after 12 noon, New York City time, on a business day, shall be deemed to have been received on the next following business day). Holdco shall have the right to elect to purchase any or all of the Fast-Track Shares that the Other Stockholder does not elect to purchase or have one or more other members of the Other Stockholder Group purchase in accordance with the immediately preceding sentence, which right shall be exercisable by a written notice specifying the number of such Fast-Track Shares to be purchased, which notice shall be given by Holdco to the Stockholder proposing to sell such Fast-Track Shares and the Other Stockholder prior to 5:00 P.M., New York City time, on the fifth business day following the receipt by the Other Stockholder and Holdco of the Fast-Track Offer Notice. If any such notice is given by either the Other Stockholder or Holdco, the closing of



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                                                                              38

the purchase and sale of the Fast-Track Shares covered thereby shall be held at the offices in the continental United States of the Other Stockholder or Holdco (as the case may be) specified in such notice, 11:00 A.M., New York City time, on the fourth business day after such notice was given or at such other place or date as the Stockholder selling the Fast-Track Shares and the purchasers thereof may agree, and such closing date shall not be subject to extension pursuant to
Section 5.1 or otherwise unless such selling Stockholder and such purchasers agree to such extension. At such closing, the purchasers shall purchase such Fast-Track Shares for cash by wire transfer of immediately available funds in an account at a bank designated by the selling Stockholder, such designation to be made no less than three business days prior to closing, against delivery at the closing by the selling Stockholder of the certificates evidencing the Fast-Track Shares to be sold to such purchasers, in proper form for transfer, with appropriate stock powers executed in blank attached and documentary or transfer tax stamps affixed. Such delivery of such certificates shall constitute the representation and warranty of such selling Stockholder that upon such delivery, such selling Stockholder duly transferred good and marketable title to the shares evidenced thereby, clear of any Encumbrance. Without limiting the generality of the immediately preceding sentence, if the Other Stockholder is TCITP, such purchased Fast-Track Shares shall be free and clear of all Encumbrances existing or arising under any Holdco Stockholders Agreement, and Holdco shall release all such Encumbrances upon the closing of the purchase and sale thereof. The purchase price payable for each Fast-Track Share purchased pursuant to this Section 3.3 shall be the Current Market Price determined as of the date the Fast-Track Offer Notice was given.

                           (c)  Any Fast-Track Shares not purchased pursuant
to Section 3.3(b) may be sold by the selling Stockholder at any



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                                                                              39

available price in one or more Fast-Track Sales within the 90-day period following the twelfth business day after the receipt by both Holdco and the Other Stockholder of the Fast-Track Offer Notice, and if all Fast-Track Shares for any reason are not sold within such period either pursuant to Section 3.3(b) or in one or more Fast-Track Sales, then the right to sell such Fast-Track Shares shall terminate and such Fast-Track Shares shall thereafter continue to be subject to the restrictions on Dispositions of Covered Securities contained in Section 2.

                  3.4      Tender or Exchange Offer Sales.

                           (a)  If any Person shall make a tender or exchange
offer to acquire any Covered Securities, and if any Stockholder (a "Tendering Stockholder") intends to tender any Covered Securities, such Tendering Stockholder shall give the Other Stockholder written notice (the "Tender Notice") of such intention not later than ten calendar days prior to the latest time by which securities must be tendered in order to be accepted pursuant to such offer as such date may from time to time be extended (the "Tender Date"), specifying the Covered Securities proposed to be tendered (the "Tender Shares"), together with copies of all written materials by which such offer is being made. A copy of such Tender Notice shall be sent to Holdco at the same time it is given to the Other Stockholder.

                           (b)  Any Tender Notice given by any Tendering
Stockholder shall constitute an offer by such Tendering Stockholder to sell to the Other Stockholder the Tender Shares. The Other Stockholder shall have the right to elect to purchase (or to designate any one or more of the members of the Other Stockholder Group as purchasers of) all or any number of the Tender Shares in accordance with this Section 3.4. The Other Stockholder and Holdco shall consult with each other in an effort

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                                                                              40

to resolve any questions as to the Initial Trigger and the Rights Plan Trigger, but the rights of the Other Stockholder under this Section 3.4 shall not be affected by the failure of Holdco to concur in any conclusion of the Other Stockholder with respect to any such matter. Anything contained herein to the contrary notwithstanding, no determination relating to the Initial Trigger or the Rights Plan Trigger pursuant to this Section 3.4(b) shall be binding upon Holdco in the absence of a written instrument signed by Holdco agreeing to such determination (it being understood that Holdco has no obligation to provide the Other Stockholder with any such written instrument). If the Other Stockholder desires to exercise its purchase right under this Section 3.4, it shall do so by a written notice specifying the number of the Tender Shares to be purchased and identifying the purchasers thereof, given to the Tendering Stockholder at least three business days prior to the Tender Date. If any such notice is given by the Other Stockholder, the closing of the purchase and sale of the Tender Shares covered thereby shall be held at the offices of the Other Stockholder within the continental United States specified in such notice at 11:00 A.M., New York City time, on a date specified in such notice that is not later than two business days prior to the Tender Date, or at such other place or date as the Tendering Stockholder and the Other Stockholder may agree, and such closing date shall not be subject to extension pursuant to Section 5.1 or otherwise unless the Tendering Stockholder and the Other Stockholder agree to such extension. At such closing, the purchasers identified by the Other Stockholder shall purchase such Tender Shares for cash by wire transfer of immediately available funds to an account at a bank designated by the Tendering Stockholder in the Tender Notice, against delivery at the closing by the Tendering Stockholder of the certificates or other instruments evidencing the Tender Shares to be sold to such purchasers, in proper form for transfer, with appropriate stock powers executed in blank

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                                                                              41

attached and documentary or transfer tax stamps affixed. Such delivery of such certificates shall constitute the representation and warranty of such Tendering Stockholder that upon such delivery, such Tendering Stockholder duly transferred good and marketable title to the shares evidenced thereby, free and clear of any Encumbrance. Without limiting the generality of the immediately preceding sentence, such purchased Tender Shares shall be free and clear of all Encumbrances existing or arising under any Holdco Stockholders Agreement, and Holdco shall release all such Encumbrances upon the closing of the purchase and sale thereof. The total purchase price to be paid by such purchasers for such Tender Shares shall be (i) if such tender or exchange offer is consummated, the purchase price that the Tendering Stockholder would have received if it had tendered such Tender Shares and all such Tender Shares had been purchased in such tender or exchange offer, including any increases in the price paid by the offeror after exercise by the Other Stockholder of its right of first refusal under this Section 3.4 or after the closing of the purchase of Tender Shares pursuant to such exercise, (ii) if such tender or exchange offer is not consummated, the highest price offered pursuant thereto, or (iii) if any other tender or exchange offer is commenced prior to the expiration or termination of such tender or exchange offer, the highest price offered in either such tender or exchange offers in each case with any offered securities or other property except cash to be valued as provided in Section 3.4(c).

                           (c)  If the consideration offered in such tender
or exchange offer consists, in whole or in part, of securities or other property except cash, then the purchasers identified by the Other Stockholder shall pay for the Tender Shares cash in lieu of such other consideration in an amount equal to the fair market value of such other consideration as agreed by the Tendering Stockholder and the Other Stockholder. In the event the



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                                                                              42

Tendering Stockholder and the Other Stockholder do not agree as to the fair market value of any such noncash consideration by the beginning of the second business day after the Offer Notice is given, then such determination shall be conclusively made by a panel of appraisers, one of whom shall be selected by the Other Stockholder, the second of whom shall be selected by the Tendering Stockholder and the third of whom shall be selected by the first two appraisers. The Other Stockholder and the Tendering Stockholder shall each designate their appraiser within three business days after such Offer Notice is given, and such appraisers shall designate the third appraiser within three business days thereafter. Each appraiser shall submit its determination of the fair market value of such noncash consideration within three business days after the panel is empaneled and such fair market value shall be the average of the two closest valuations (or the middle valuation, if the highest and lowest valuation differ from the middle valuation by an equal amount). Each appraiser appointed shall be a nationally recognized investment banking, appraisal or accounting firm which is not directly or indirectly a Related Party of any party to this Agreement or the Person making the tender or exchange offer and which has no interest (other than the receipt of customary fees) in the event giving rise to the need for the appraisal. Each of the Other Stockholder and the Tendering Stockholder shall be responsible for the payment of one-half of the costs of such appraisal.

                           (d)  If the Other Stockholder does not exercise
its right of first refusal under this Section 3.4 by giving a notice of exercise in accordance with Section 3.4(b) or, having given such notice, fails to purchase and pay for (or have one or more of its designees purchase and pay for) such Tender Shares on or prior to the business day prior to the Tender Date, then the Tendering Stockholder shall be free to accept the tender or exchange offer with respect to which the Tender Notice was given or any other tender or exchange offer commenced during the pendency of the tender or exchange offer with respect to which the Tender Notice was given.

                  3.5 Holdco to Provide Certain Information. If requested at any time or from time to time by any Stockholder, Holdco shall promptly provide to such Stockholder in writing
(i) all information which such Stockholder reasonably may request for the purpose of determining whether, based on the facts set forth by such Stockholder in such request, any acquisition of beneficial ownership by such Stockholder or the Other Stockholder would result in the occurrence of a Disadvantageous Result under or in respect of any Defensive Provision and (ii) such other non-confidential information known to Holdco as such Stockholder may reasonably request regarding (A) the number of Covered
Securities issued and outstanding at any time, (B) the number of Covered Securities owned of record by any person at any time, or
(C) the terms and conditions of any Defensive Provision.

                  3.6 Certain Actions by Holdco. In the event that Holdco shall
(i) amend or modify any Defensive Provision in effect on the date hereof, or
(ii) adopt any Defensive Provision after the date hereof, or (iii) purchase, redeem or otherwise acquire any outstanding Covered Securities, directly or indirectly through any Controlled Affiliate of Holdco, and the result of any such action is to reduce the Initial Trigger or the Rights Plan Trigger with respect to any Stockholder Group, then, in the case of any Offer Notice or Tender Notice delivered after such action, if such action shall have had the effect of reducing the number of Subject Shares covered by such Offer Notice that may then be purchased by the Other Stockholder pursuant to this Agreement, Holdco shall have no right under this Agreement to purchase any Subject Shares covered by such Offer Notice.

                  4.  Involuntary Event; Death or Incapacity.

                  4.1 In the event that (i) any Stockholder shall be adjudicated bankrupt or insolvent or file a voluntary petition for bankruptcy (or an involuntary petition for bankruptcy shall have been filed against any Stockholder and the same shall not have been dismissed within 60 days after the date of filing), or file a pleading in any court of record admitting his inability to pay his debts as they become due, or make a general assignment for the benefit of creditors, or (ii) a receiver, administrator, guardian, legal committee or other legal custodian of any Stockholder's property shall be appointed (other than in connection with his death or incapacity) and not discharged within 60 days, or (iii) a writ of attachment or levy or other similar court order shall prevent any Stockholder from exercising his or its right to vote or Dispose of any of his or its Covered Securities and such writ or levy is not dismissed (or such court order is not reversed) within 60 days, then such Stockholder shall promptly notify the Other Stockholder of the occurrence of any such event (the "Involuntary Event"). Simultaneously with the delivery of any such notice required by this Section 4.1, such Stockholder shall deliver an Offer Notice to such Other Stockholder pursuant to Section 3.1, offering to sell all Covered Securities beneficially owned by such Stockholder to such Other Stockholder at the Appraised Value. Each Stockholder giving such an Offer Notice shall have, in respect of such Offer Notice, all rights and obligations under Section 3.1 of a Selling Stockholder, except that if such Stockholder is a Turner Stockholder, for so long as such Turner Stockholder is subject to the restrictions on transfer contained in the Holdco Stockholders' Agreement, it shall not be entitled to sell any Covered Securities to any Person other than the Purchasers, if any; each Other Stockholder and Holdco shall have, in respect of such Offer Notice, all rights and obligations under Section 3.1 which are provided for therein in the case of any Offer Notice given pursuant thereto. For the purpose hereof, the term "Appraised Value" means the fair market value of the Covered Securities to be sold as determined by appraisal in the same manner as provided in Section 3.1(h) with respect to appraisals of noncash consideration. Each of such Stockholder, the Other Stockholder and Holdco shall be responsible for the payment of one-third of the costs of such appraisal, except that, if, at the time such appraisal is requested, Holdco waives its right to purchase any Subject Shares covered by the current Offer Notice, Holdco shall not be responsible for any such fees and disbursements, which shall in such case be borne equally by such Stockholder and the Other Stockholder. All time periods specified in subsection (e) or (f) of Section 3.1 shall be extended for a number of days equal to the number of days in the period from the delivery of the Offer Notice pursuant to this Section 4.1 through and including the date of submission of the last to be submitted of the required appraisals.

                  4.2 Any Sale Agreement entered into by any Stockholder and the Purchaser pursuant to an Offer Notice required by Section 4.1 shall provide that the closing of the sale of the Covered Securities to be sold and purchased thereunder may be postponed for such period as may be necessary to effect the purchase of such Covered Securities free from any claims of a trustee in bankruptcy, any garnishee or any court order. In the event that any Covered Securities subject to such Offer Notice are not purchased for any reason, such Covered Securities shall continue to be subject to this Agreement.

                  4.3 In the event of Turner's incapacity or death, his legal representative or the executor or administrator of his estate, as the case may be, shall be bound by all the terms and provisions of this Agreement as fully as if such representative, executor or administrator were a party hereto and his or its name were substituted for Turner's name herein and shall be entitled to exercise Turner's rights and required to perform his obligations hereunder.

                  5. Regulatory Approvals; Certain Representations, Warranties and Covenants.

                  5.1 Regulatory Approvals. If any sale of Covered Securities to any Stockholder, Holdco or any permitted assignee of any Stockholder or Holdco in accordance with Section 3.1, 3.2 or 4 requires, as a condition to the legal and valid transfer thereof to such Purchaser, any consent, approval, waiver, or authorization of, notice to or filing with, any Governmental Authority or the expiration of any waiting period imposed by applicable law and if Section 3.1,
3.2 or 4 (as the case may be) provides for the closing of such sale to be held before some fixed or ascertainable date, then such date shall be extended for the period of time during which efforts to obtain each such consent, approval, waiver, or authorization, to give such notice or make such filing and to obtain the termination of each such waiting period at the earliest reasonably practicable time are diligently being made; provided, however, that in no event shall the extension of any such closing date pursuant to this Section 5.1 exceed 90 days. Each party shall (and shall cause such party's Controlled Affiliates to) reasonably cooperate with the other parties in obtaining any such consent, approval, waiver, or authorization, to give any such notice or make any such filing and in obtaining the termination of any such waiting period at the earliest practicable time.

                  5.2 Representation and Warranty of Holdco. Holdco represents and warrants to each of TCITP and Turner that, other than the Old TW Rights Plan, the provisions of TW's Restated

Certificate of Incorporation and By-laws and the Delaware Statute, there were no Defensive Provisions in effect on September 22, 1995; provided, however, that no representation is made as to the laws of any jurisdiction other than Delaware.

                  6. Legend on Stock Certificates; No Recordation of Transfer.

                  6.1 Each certificate or instrument representing Covered Securities directly or indirectly beneficially owned by any Stockholder shall bear the following legend until such time as the shares represented thereby are no longer subject to this Agreement:

         "THE SALE, TRANSFER, ASSIGNMENT, PLEDGE OR ENCUMBRANCE OF THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS OF A STOCKHOLDERS' AGREEMENT DATED AS OF OCTOBER 10, 1996, AMONG R.E. TURNER, III, TCI TURNER PREFERRED, INC., TURNER PARTNERS, L.P., TIME WARNER INC. AND CERTAIN OTHER PERSONS. A COPY OF SUCH AGREEMENT IS ON FILE AT THE OFFICES OF TIME WARNER INC.

Holdco shall not be responsible for placing the above legend on any certificate representing Covered Securities, except to the extent that it has actual knowledge that such certificate has been issued in the name of any Stockholder.

                  6.2 Holdco agrees not to knowingly effect a transfer of any Covered Securities which to Holdco's actual knowledge are directly or indirectly beneficially owned by any Stockholder on its books except as permitted by the terms of this Agreement. A copy of this Agreement shall be filed with the Secretary of Holdco.

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                                                                              48

                  7. Representations and Warranties; Certain Additional
Covenants.

                  7.1 Certain Representations and Covenants of the TCITP Stockholders. Each of the TCITP Stockholders represent and warrant to the Turner Stockholders and Holdco as follows:

                           (a) Neither such TCITP Stockholder nor any of its Controlled Affiliates that hold Holdco Shares is a party to or bound by, any Contract, Requirement of Law or Judgment, other than Requirements of Law referred to in Section 7.3(d), that does or may prevent, impede or delay the due and punctual performance by any such Person of its agreements, obligations and commitments contained in this Agreement, and such TCITP Stockholder will not enter into or permit any of its Controlled Affiliates to enter into any such Contract or take any other voluntary action or voluntarily omit to take any action that would have any such effect.

                           (b) Except for this Agreement and except for any Permitted Pledge in effect as of the date hereof, there is no option, warrant, right, call, proxy, or Contract that directly or indirectly provides for the sale, pledge or other Disposition of any of such TCITP Holdco Shares or any interest therein or any rights with respect thereto, relates to the voting, Disposition or control of any thereof or obligates or may obligate such TCITP Stockholder or any of its Controlled Affiliates to grant, offer or enter into any of the foregoing.

No breach or violation of any of the foregoing representations, warranties or covenants shall result or be deemed to result directly or indirectly from or by reason of any Contract between

TCITP and any of its Affiliates and Holdco and any of its Affiliates, directors or officers, whether now existing or hereafter entered into, nor from or by reason of the execution, delivery or performance of or action taken or omitted to be taken pursuant to the terms of any such Contract or the consummation of any transaction contemplated thereby, nor from or by reason of any option, warrant, right, call, proxy or other right granted, covenant made or obligation incurred under any such Contract that directly or indirectly provides for the sale, pledge or other Disposition of any of the TCITP Holdco Shares or any interest therein or any rights with respect thereto.

                  7.2 Certain Representations and Covenants of the Turner Stockholders. Each of the Turner Stockholders represents and warrants to the TCITP Stockholders and Holdco as follows:

                           (a) Neither such Turner Stockholder nor any of his or its Controlled Affiliates that hold Holdco Shares is a party to or bound by, any Contract, Requirement of Law or Judgment, other than any Requirements of Law referred to in Section 7.3(d), that does or may prevent, impede or delay the due and punctual performance by any such Person of his or its agreements, obligations and commitments contained in this Agreement, and such Turner Stockholder will not enter into or permit any of his or its Controlled Affiliates to enter into any such Contract or take any other voluntary action or voluntarily omit to take any action that would have any such effect.

                           (b) Except for this Agreement and any Holdco
         Stockholders Agreement and except for any Permitted Pledge in effect as of the date hereof, there is no option, warrant, right, call, proxy, or Contract that directly or indirectly provides for the sale, pledge or other

         Disposition of any of such Turner Holdco Shares or any interest therein or any rights with respect thereto, relates to the voting, Disposition or control of any thereof or obligates or may obligate such Turner Stockholder or any of his or its Controlled Affiliates to grant, offer or enter into any of the foregoing. Each of the Turner Stockholders has delivered to TCITP a true and complete copy of each Holdco Stockholders Agreement to which it is a party, if any, as amended through and in effect on the date of this Agreement.

No Turner Stockholder shall permit the amendment of any Holdco Stockholders Agreement to which it is a party in any manner that would have any effect referred to in Section 7.2(a).

                  7.3 Representations and Warranties of Each Party. Each party, severally and not jointly, represents and warrants to each of the other parties as follows:

                           (a) If such party is a corporation or partnership, such party has all requisite corporate power and authority or partnership power and authority (as the case may be) to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by such party of, and the consummation of the transactions contemplated by, this Agreement have been duly and validly authorized by all necessary corporate action or partnership action (as the case may be) on the part of such party.

                           (b) If such party is a natural person (whether acting individually or in a fiduciary capacity), such party has full legal capacity, right, power and authority to



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
         execute, deliver and perform his or her obligations under this Agreement and to consummate the transactions contemplated hereby.

                           (c) This Agreement has been duly executed and delivered by such party. This Agreement constitutes a legal, valid and binding obligation of such party enforceable in accordance with its terms, except that (i) such enforceability may be subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and (ii) such enforceability may be subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

                           (d) The execution, delivery and performance of this Agreement by such party do not, either with or without the giving of notice or the passage of time or both, (i) assuming compliance with the requirements referred to in clause (ii) of this sentence, violate or conflict with any Requirement of Law or Judgment applicable to such party, (ii) except for (A) requirements, if any, arising out of any required pre-merger notification and related filings with the FTC and the Antitrust Division of the Department of Justice pursuant to the Hart-Scott- Rodino Antitrust Improvements Act of 1976, as amended, (B) requirements, if any, arising out of the rules and regulations adopted by the Federal Communications Commission, and (C) requirements, if any, arising out of the FTC Consent Decree, require the consent or authorization of or waiver by or filing with any Governmental Authority or (iii) conflict with, result in the breach of any provision of, result in the modification or termination of, require the consent or authorization of or waiver by or filing with any other parties to, or result in the creation or imposition of any Encumbrance pursuant to, or constitute a default under, any material agreement, permit, indenture, note, lease, license or franchise or any other material instrument to which such party is a party or by which such party's properties or assets are bound or from which such party derives benefit. For purposes of this
         Section 7.3(d), the word "party" includes (i) in the case of Holdco, Holdco and its Affiliates, and (ii) in the case of any Turner Stockholder, such Turner Stockholder and his or its Related Parties.

                  8.       No Assignment.

                           This Agreement shall inure to the benefit of and
be binding upon the parties hereto and their respective successors and permitted assigns and, in the event of the incapacity or death of any Turner Stockholder who is a natural person, his legal representatives, the executor or administrator of his estate, and his heirs and beneficiaries, as provided in
Section 4 hereof. Except as specifically provided herein, this Agreement and the rights and obligations of the parties hereunder may not be assigned or delegated, in whole or in part. Without prejudice to the rights of Holdco under any other provision of this Agreement, none of the provisions of Section 2 (other than the third sentence of Section 2) of this Agreement are intended to be for the benefit of or enforceable by Holdco, and Holdco shall not have any right, remedy or claim against any Stockholder by reason of any breach or violation thereof.

                  9. Specific Performance. The parties hereto acknowledge that the benefits to them under this Agreement are unique, that they are willing to enter into this Agreement only upon performance by each other of all of their obligations hereunder and that monetary damage would not afford adequate remedy for failure to perform any such obligations hereunder. Accordingly, the parties hereby consent to specific performance of their obligations hereunder and waive any requirement for securing or posting of any bond in connection with the obtaining of any injunctive or other equitable relief to enforce their rights hereunder.

                  10. Termination, Amendment and Waiver. This Agreement shall terminate as to all parties on the first to occur of (i) the date on which no TCITP Stockholder beneficially owns any Covered Securities (otherwise than by reason of any Disposition made in violation of this Agreement), (ii) the date on which no Turner Stockholder beneficially owns any Covered Securities (otherwise than by reason of any Disposition made in violation of this Agreement) and (iii) any date of termination agreed to by TCITP and Turner. If, by reason of one or more Dispositions, the number of Holdco Shares directly or indirectly beneficially owned by the TCITP Stockholders, as a group, or the Turner Stockholders, as a group, is less than one-third of the number of the shares beneficially owned by such Group immediately after the Effective Time (which number, in the case of the TCITP Stockholders, shall be calculated after giving effect to the exchange required by Section 4.1 of the LMC Agreement and, as to each Group, shall be appropriately adjusted to take into account any stock split, reverse stock split, reclassification, recapitalization, conversion, reorganization, merger or other change in such Holdco Shares) then such group shall no longer have any right of first refusal under Section 3 or Section 4, but shall continue to be subject to all obligations and restrictions arising under this Agreement with respect to all Covered Securities which the members of that group continue to beneficially own. This Agreement may be amended by the parties hereto only by an instrument in writing signed by each party;

provided, however, that execution of any such amendment by or on behalf of Holdco shall not be required unless such amendment adversely affects the rights or obligations of Holdco hereunder. Any term or provisions of this Agreement may be waived in writing at any time by the party which is entitled to the benefits thereof.

                  11.      General Provisions

                  11.1 All periods of time referred to in this Agreement (other than references to business days ) shall include all Saturdays, Sundays or State of New York holidays provided that if the date or last date to perform the act or give any notice with respect to this Agreement shall fall on a Saturday, Sunday or State of New York holiday, such act or notice may be timely performed or given if performed or given on the next succeeding day which is not a Saturday, Sunday or State of New York holiday.

                  11.2 All notices, requests, consents and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given or delivered upon confirmed facsimile transmission, personal delivery or the day following delivery to a courier service which guarantees overnight delivery of such notice or five (5) days after deposit with the U.S. Post Office, by registered or certified mail, return receipt requested, postage prepaid, and, in the case of courier or mail delivery, addressed to the intended recipient at his or its address as shown on Schedule I attached hereto or such other address as a party may specify in writing.

                  11.3 This Agreement constitutes the entire agreement and understanding of the parties relating to the subject matter hereof, and supersedes all prior agreements, whether oral or written, relating to the subject matter hereof (it being



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                                                                              55

understood that this Section 11.3 is not intended to obviate the respective rights and obligations of Turner, Holdco and the other parties thereto under the Investors Agreement (No. 1) dated as of the same date as this Agreement among Holdco, Turner, TOI and TP).

                  11.4 Any provision hereof which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or thereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  11.5 The headings of the articles and sections contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not affect the meaning or interpretation of this Agreement. The definitions in Section 1 and elsewhere in this Agreement shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The words "herein", "hereof" and "hereunder" and words of similar import refer to this Agreement in its entirety and not to any part hereof unless the context shall otherwise require. All references herein to Sections, Exhibits and Schedules shall be deemed references to and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Unless otherwise expressly provided herein or unless the context shall otherwise require, any references as of any time to the "Certificate of Incorporation", "Restated Certification of Incorporation", "Articles of Incorporation", "charter",



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                                                                              56

"organizational or governing documents" or "By-laws" of any Entity, to any agreement (including this Agreement) or other Contract, instrument or document or to any statute or regulation or any specific section or other provision thereof are to it as amended and supplemented through such time (and, in the case of a statute or regulation or specific section or other provision thereof, to any successor of such statute, regulation, section or other provision). Unless otherwise expressly provided herein or unless the context shall otherwise require, any provision of this Agreement using a defined term (by way of example and without limitation, such as "Controlled Affiliate") which is based on a specified characteristic, qualification, feature, relationship or status shall, as of any time, refer only to such Persons who have the specified characteristic, qualification, feature, relationship or status as of that particular time.

                  11.6 This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but which together shall constitute but one and the same instrument.

                  11.7 This Agreement and the validity, interpretation and performance of the terms and provisions hereof shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the provisions thereof relating to choice or conflict of laws, except to the extent that the laws of the jurisdiction of incorporation of Holdco shall be mandatorily applicable.

                  11.8 TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY (I) SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN NEW YORK CITY (AND OF ANY APPELLATE COURT TO WHICH AN APPEAL OF ANY JUDGMENT, ORDER, DECREE OR DECISION OF ANY SUCH COURT MAY BE



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                                                                              57

TAKEN) IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT RENDERED IN ANY SUCH SUIT, ACTION OR PROCEEDING, (II) WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY SUCH COURT, INCLUDING ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM AND (III) WAIVES ALL RIGHTS TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION OR PROCEEDING.



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                                                                              58

                  IN WITNESS WHEREOF, the parties have executed this Stockholders' Agreement in two or more counterparts as of the day and year first above written.

                                          TCI TURNER PREFERRED, INC.


                                          By: /s/ Robert R. Bennett
                                             ---------------------------------
                                             Name:  Robert R. Bennett
                                             Title: Executive Vice President

                                          LIBERTY BROADCASTING, INC.


                                          By: /s/ Robert R. Bennett
                                             ---------------------------------
                                             Name:   Robert R. Bennett
                                             Title:  Executive Vice President

                                          COMMUNICATION CAPITAL CORP.


                                          By: /s/ Robert R. Bennett
                                             ---------------------------------
                                             Name:  Robert R. Bennett
                                             Title: Executive Vice President

                                                       /s/ R. E. Turner
                                             ---------------------------------
                                                       R.E. TURNER, III

                                          TURNER OUTDOOR, INC.


                                          By: /s/ R.E. Turner
                                             ---------------------------------
                                             Name:
                                             Title:

                                         TURNER PARTNERS, L.P.


                                         By: /s/ R. E. Turner
                                             ---------------------------------
                                             Name:  R.E. Turner, III
                                             Title: General Partner



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                                                                              59

                                          TW INC. (which promptly following
                                          the date hereof is changing its name
                                          to Time Warner Inc.)


                                          By: /s/ Thomas W. McEnerney
                                             ---------------------------------
                                             Name: Thomas W. McEnerney
                                            Title: Vice President


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